UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  December 15, 2003



                             ELIZABETH ARDEN, INC.
             (Exact name of registrant as specified in its charter)



                Florida                1-6370             59-0914138
    (State or other jurisdiction    (Commission         (IRS Employer
            of incorporation)       File Number)     Identification No.)


           14100 N.W. 60th Avenue, Miami Lakes, Florida       33014
            (Address of principal executive offices)       (Zip Code)


      Registrant's telephone number, including area code:  (305) 818-8000




         _____________________________________________________________
         (Former name or former address, if changed since last report)

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits.

               99.1 Press Release dated December 15, 2003.

Item 9.   Regulation FD Disclosure.

     On December 15, 2003, Elizabeth Arden, Inc. (the "Company") issued a press release to announce that its Board of Directors has approved the adoption of trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. The adoption of the trading plans is applicable for all senior executives and directors electing to sell shares of the Company's stock. Rule 10b5-1 allows corporate insiders to establish prearranged plans to sell a specified number of shares of company stock over a predetermined period of time. Insiders may adopt such plans when they are not in possession of material, non-public information.

     The Company has been advised that Paul West, President and Chief Operating Officer, and Ron Rolleston, Executive Vice President, Global Marketing, have established such plans to facilitate the orderly exercise of stock options that are set to expire on or before March 2005 and March 2005, respectively. The number of shares that may be sold during the terms of Messrs. West and Rolleston's trading plans represents less than 0.3% of the issued and outstanding common stock of the Company.

     A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

     In accordance with General Instruction B.2 of Form 8-K, the information contained in said press release shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ELIZABETH ARDEN, INC.


Date:  December 15, 2003           /s/Stephen J. Smith
       -----------------           -------------------
                                   Stephen J. Smith
                                   Executive Vice President and
                                   Chief Financial Officer

                                 EXHIBIT INDEX


Exhibit Number                           Description
--------------  ----------------------------------------------------------
     99.1       Elizabeth Arden, Inc. Press Release dated December 15, 2003.